UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 24, 2020

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PRGX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 24, 2020, PRGX Global, Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pluto Acquisitionco Inc., a Delaware corporation (“Parent”), and Pluto Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent is an affiliate of Ardian North America Fund II, L.P. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of the Company issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by the Company, Parent or either of their respective direct or indirect wholly owned subsidiaries and (ii) held by any holder who has not voted in favor of the Merger and who is entitled to demand and has demanded and properly exercised dissenters’ rights under Georgia law) shall be converted into the right to receive $7.71 in cash, without interest (the “Per Share Price”).

Also at the Effective Time, (i) each outstanding Company restricted stock unit award (whether vested or unvested) will be automatically cancelled and converted into the right to receive the Per Share Price multiplied by the number of shares subject to such restricted stock unit award, (ii) each outstanding Company performance-based restricted stock unit award (whether vested or unvested) will be automatically cancelled and converted into the right to receive the Per Share Price multiplied by the number of shares subject to such performance-based restricted stock unit award, assuming target performance, (iii) each outstanding Company stock appreciation right award (whether vested or unvested) will be automatically cancelled and, with respect to such stock appreciation right awards for which the exercise price per share is less than the Per Share Price, converted into the right to receive the Per Share Price less the applicable exercise price per share covered by such stock appreciation right award, (iv) each outstanding Company stock option (whether vested or unvested) will be automatically cancelled and, with respect to such options for which the exercise price per share is less than the Per Share Price, converted into the right to receive the Per Share Price less the applicable exercise price per share with respect to such stock option multiplied by the number of shares covered by such stock option, (v) each Company restricted stock award outstanding as of immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive the Per Share Price multiplied by the number of shares of Company restricted stock subject to such restricted stock award, and (vi) the Company Deferred Compensation Plan for Non-Employee Directors (the “Directors Plan”) shall be terminated and the deferral account of each director participating in the Directors Plan shall be distributed to each such director, including each share of Company common stock otherwise distributable under the Directors Plan, which shall be valued based on the Per Share Price.

The parties to the Merger Agreement have each made customary representations and warranties in the Merger Agreement. The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) certain matters set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”) and (b) disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to certain materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; and (iv) were made only as of the date of the Merger Agreement and, in the event that the closing occurs, as of the date of the closing, or such other date as is specified in the

Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, its subsidiaries or their respective businesses. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

In connection with the Merger Agreement, the Company, Parent and Merger Sub have simultaneously entered into voting and support agreements (the “Support Agreements”) with certain shareholders (collectively representing approximately 13.86% of the outstanding shares of Company common stock) pursuant to which such shareholders have agreed to vote in favor of the Merger Agreement and approve the transactions contemplated thereby, including the Merger, among other things. The Support Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement, in accordance with its terms.

Conditions

Consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company; and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each of the Company, Parent and Merger Sub to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifications, including qualifications with respect to a Company Material Adverse Effect (as defined in the Merger Agreement)). The obligation of Parent and Merger Sub to consummate the Merger is conditioned upon there having been no Company Material Adverse Effect (as defined in the Merger Agreement) with respect of the Company and its subsidiaries.

The consummation of the Merger is not subject to a financing condition though Parent will be using equity and debt financing to fund the Merger Consideration.

Pursuant to the terms of the Merger Agreement, each of the Company and Parent are required to use reasonable best efforts to consummate the Merger.

Termination and Termination Fees; Expenses

The Merger Agreement contains certain customary termination rights for the Company and Parent, including a right by either party to terminate the Merger Agreement if the Merger is not consummated by April 30, 2021.

Upon termination of the Merger Agreement due to a Company breach, the Company will be required to pay Parent’s actual and reasonable out-of-pocket expenses incurred in connection with the Merger. Upon termination of the Merger Agreement due to the failure of the Company to receive approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company, the Company will be required to pay Parent a termination fee of $5,375,000 plus the actual and reasonable out-of-pocket expenses incurred by Parent in connection with the Merger. Upon termination of the Merger Agreement under other specified circumstances, including involving an alternative transaction or change in recommendation by the Company’s Board of Directors, the Company will be required to pay Parent a termination fee of $9,775,000.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of $11,730,000.

Guarantee

Ardian North America Fund II, L.P. has provided Parent and Merger Sub with a limited guarantee (the “Guarantee”) in favor of the Company guaranteeing the payment of certain monetary obligations that may be owned by Parent and Merger Sub to the Company pursuant to the Merger Agreement, including any termination fee that may become payable by Parent as described above.

Governance Matters

The Merger Agreement provides, among other things, as of the Effective Time, that the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and the officers of Company shall be the officers of the Surviving Corporation. In addition, at the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, and the articles of incorporation of the Surviving Corporation shall be amended and restated to read substantially identically to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time.

No Shop Provisions

The Merger Agreement requires that the Company not solicit proposals relating to alternative transactions and not enter into discussions concerning or provide confidential information in connection with alternative transactions. These restrictions are subject to a “fiduciary out” provision that allows the Company under certain limited circumstances to provide information to, participate in negotiations and discussions with, and enter into an alternative transaction with a third party and/or to make a recommendation change adverse to the Merger, which may result in payment of a termination fee as described above.

Delisting and Registration

Following the closing of the Merger, the Company will request that Nasdaq file with the SEC a notification on Form 25 to delist its common stock from listing on The Nasdaq Global Select Market and deregister its shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, following the filing of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the shares of its common stock and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

The foregoing summary of the Merger Agreement, the Support Agreements and the Guarantee, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of these agreements, which are filed as Exhibit 2.1, Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this report includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the completion of the transaction and timing for closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of the Company’s shareholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that the Company’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the shareholder vote to approve the merger. COMPANY SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Shareholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain a free copy of the proxy statement and all related documents filed by the Company with the SEC (when they become available) from the Company’s website at www.prgx.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders, which was filed with the SEC on April 29, 2020 (the “2020 Proxy Statement”). To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the Merger, which may, in some cases, be different than those of the Company’s shareholders generally, will be included in the proxy statement relating to the Merger when it is filed by the Company with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.prgx.com.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01. Under the Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, Kurt Abkemeier, Chief Financial Officer and Treasurer, may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). To mitigate the potential impact of Section 280G on the Company and Mr. Abkemeier and to preserve certain tax deductions for the Company, in accordance with the terms of the Merger Agreement the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors approved an early payment in 2020 of a portion (which otherwise would have been paid in 2021) of the payment expected to be made to Mr. Abkemeier under the Company’s 2020 Short Term Incentive Plan in an amount of $250,000.

Item 8.01.	Other Events.

Press Release

On December 24, 2020, the Company, issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.3 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of December 24, 2020, by and among PRGX Global, Inc., Pluto Acquisitionco Inc. and Pluto Merger Sub Inc.*

99.1	Form of Voting and Support Agreement, by and among PRGX Global, Inc., Pluto Acquisitionco Inc. and Pluto Merger Sub Inc., and certain shareholders of PRGX Global, Inc.

99.2	Guarantee, dated as of December 24, 2020, by and between PRGX Global, Inc. and Ardian North America Fund II, L.P.

99.3	Press Release dated December 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, General Counsel and Secretary

Dated: December 28, 2020